February 4, 2003	Exhibit 16.1

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C.   20549

Dear Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of Nash Finch Company (the “Company”) dated January 28, 2003 and have the following comments:

We agree with the comments made in the first, second, third, fourth, fifth and seventh paragraphs.

We have no basis upon which to agree or disagree with the comments made in the sixth paragraph.

Yours truly,

Deloitte & Touche LLP